                                                             [KDW Draft 4/17/97]


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                           WESTBRIDGE CAPITAL CORP.,

                           FORUM CAPITAL MARKETS L.P.

                                      AND

                        RAYMOND JAMES & ASSOCIATES, INC.



                               -----------------



                                 UNDERWRITERS'
                               WARRANT AGREEMENT





                           Dated as of April __, 1997


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
         UNDERWRITERS' WARRANT AGREEMENT, dated as of April __, 1997 by and among WESTBRIDGE CAPITAL CORP., a Delaware corporation (the "Company"), FORUM CAPITAL MARKETS L.P. and RAYMOND JAMES & ASSOCIATES, INC. (the "Underwriters").


                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to the Underwriters warrants ("Warrants") to purchase up to ________ shares (the "Warrant Securities") of Common Stock, par value $.10 per share, of the Company (the "Common Stock"); and

         WHEREAS, the Underwriters have agreed, pursuant to the Underwriting Agreement dated April __, 1997 between the Underwriters and the Company (the "Underwriting Agreement"), to act as the Underwriters in connection with the Company's proposed public offering (the "Offering") of up to $65,000,000 principal amount of __% Convertible Subordinated Notes due 2007 (the "Notes"); and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriters in consideration for, and as part of the Underwriters' compensation in connection with, the Underwriters acting as such pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises hereof, the payment by the Underwriters to the Company of an aggregate of $_____, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant. The Underwriters are hereby granted the right to purchase, up to ______ shares of Common Stock (subject to adjustment as provided in Section 8 hereof) at an exercise price (subject to adjustment as provided in Section 8 hereof), of $____ per share subject to the terms and conditions of this Agreement at any time from April __, 1998 until 5:30 p.m., New York time, on April __, 2002 (the "Expiration Date"), which date is the fifth anniversary of the effective date of the Registration Statement on Form S-1 (No. 333-24137), (the "Registration Statement") relating to the registration of the Notes and Warrants. Any Warrant that is not exercised on or prior to the Expiration Date shall be void, and all rights hereunder shall cease.

         2. Warrant Certificates. The warrant certificates delivered and to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3.      Exercise of Warrant.

         3.1 Method of Exercise. The Warrants initially are exercisable at an initial exercise price per share of Common Stock set forth in Section 6 hereof (subject to adjustment as provided in Section 8 hereof) payable by certified or official bank check. Upon surrender of a Warrant Certificate with a duly executed Election to Purchase (in the form of Annex A to the Warrant Certificate) together with payment of the aggregate Exercise Price (as hereinafter defined) for the Common Stock to be purchased at the Company's principal offices (presently located at 777 Main Street, Fort Worth, Texas 76102), the registered holder of a Warrant Certificate ("Holder") shall be entitled to receive a certificate or certificates for the Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying the Warrants). In the case of the purchase of less than all the Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrants exercisable thereunder.

         3.2 Exercise by Surrender of Warrant. As an alternative to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holders shall have the right at any time and from time to time to exercise the Warrants by surrendering Warrant Certificates representing a certain number of additional Warrants (as determined below) as payment of the aggregate Exercise Price for the shares of Common Stock being acquired upon exercise of the Warrants. The Warrants are exercisable pursuant to this Section 3.2 by surrender of the Warrant Certificate with a duly executed Election to Purchase (in the form of Annex B to the Warrant Certificate). The number of additional Warrants to be surrendered in payment of the aggregate Exercise Price for the shares of Common Stock being acquired upon exercise of the Warrant shall be determined by multiplying the number of Warrants to be exercised by the Exercise Price, and then dividing the product thereof by an amount equal to the Market Price minus the Exercise Price.
Solely for the purposes of this Section 3.2, Market Price shall be calculated at the date on which the Form of Election to Purchase is deemed to have been sent to the Company pursuant to Section 13 hereof (the "Notice Date").

         3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be the average of the daily reported closing price per share of Common Stock for the 30 consecutive trading days immediately prior to such date or, if the Common Stock is not then publicly traded, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it. The closing price for each trading day shall be the last reported sale price as officially reported by the Nasdaq National Market system, or, if not quoted on the Nasdaq National Market system, by the principal securities exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market system, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the Nasdaq National Market system or similar organization if the Nasdaq Stock Market is no longer reporting such information.

         4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the total number of whole shares of Common Stock for which such Warrants were exercised shall be made promptly (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any stock transfer or similar tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates shall be executed on behalf of the Company, by the manual or facsimile signature of the then present Chairman of the Board of Directors or President of the Company under its corporate seal reproduced thereon and by the manual or facsimile signature of the then present Treasurer or Assistant Treasurer or Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the Common Stock issuable upon exercise of the Warrants (and/or other securities, property or rights issuable upon exercise of Warrants) shall be dated the date on which the Company receives the Election to Purchase, Warrant Certificate and payment of the Exercise Price (regardless of when executed).

         5. Restriction On Transfer of Warrants. The Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year from the effective date of the Registration Statement on Form S-1 (File No. 333-24137) except that the Warrants may be (i) assigned in whole or in part to any officer of either Underwriter and (ii) transferred by operation of law as a result of the death of any transferee to whom the Warrants may have been transferred. Any assignment shall be effected by a duly executed assignment in the form of Annex C to the Warrant Certificate.

         6.      Exercise Price.

         6.1 Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $___ per share of Common Stock. The adjusted exercise price of each Warrant shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.      Registration Rights.

         7.1 Piggyback Registration. If, at any time commencing after April ___, 1998 and expiring seven years thereafter, the Company proposes to register any of Common Stock (excluding for this purpose any Common Stock issuable upon exercise or conversion of other Securities) in connection with an offering under the Securities Act (other than pursuant to Form S-4, Form S-8 or any successor form of limited purpose), it will give written notice by registered mail at least 20 days prior to the filing of such registration statement to Holders of the Warrants or Warrant Securities of its intention to do so. If the Holders of the Warrants and/or Warrant Securities notify the Company within 20 days after mailing of any such notice of its or their desire to include any of their respective Warrant Securities in such proposed registration statement, the Company shall afford each of the Holders the opportunity to have such Warrant Securities registered under such registration statement, provided, however, that if the managing underwriter advises the Company in writing that the inclusion of all Warrant Securities held by the Holders proposed to be included in such registration statement would interfere with the successful marketing of the securities proposed to be registered by the Company, then the securities to be included in such registration shall be included in the following order:

                 (a) first, the securities proposed to be included in such registration by the Company or, if such registration is for securities of specified security holders of the Company, by such holders; and

                 (b) second, all holders of Common Stock (including Holders) entitled to be included in such registration statement (pro rata among the holders requesting such registration based upon the number of shares of Common Stock requested by each such holder to be registered).

         Notwithstanding the provisions of this Section 7.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.1 (irrespective of whether a written request for inclusion of any such Warrant Securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

         7.2     Demand Registration.

         (a) At any time commencing on April __, 1998 and expiring four years thereafter which date is the fifth anniversary of the effective date of the Registration Statement. (or such earlier time as the Warrant Securities are eligible for sale under Rule 144(k)), the Holders of the Warrants and/or Warrant Securities representing a Majority (as hereinafter defined) of such securities shall have the right (which right is in addition to the registration rights under Section 7.1 hereof), exercisable by written notice to the Company, to require the Company to prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion only, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriters and Holders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their Warrant Securities for nine consecutive months (subject to the provisions of Section 7.2(d) below) by any such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company of their decision to join therein within 15 days after the Company provides notice pursuant to Section 7.2(b) below.

         (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.2 to all Holders of the Warrants and/or the Warrant Securities within 10 days from the date of the receipt of any such registration request.





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         (c)     Notwithstanding the provisions of Sections 7.2(a), any time during which the Company is obligated to maintain the effectiveness of a registration statement pursuant to such Section 7.2(a), the Board of Directors of the Company, after consultation with counsel to the Company (which counsel shall be experienced in securities matters) has determined in good faith that the filing of such registration statement or the compliance by the Company with its disclosure obligations thereunder would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, then the Company may delay the filing or the effectiveness of such registration statement (if not then filed or effective, as appropriate) and shall not be required to maintain the effectiveness thereof for a period expiring upon the earlier to occur of (i) the date on which such information is disclosed to the public or ceases to be material or the Company is so able to comply with its disclosure obligations or (ii) 60 days after the Board of Directors makes such good faith determination. There shall not be more than one such delay period with respect to any registration pursuant to Section 7.2(a). Notice of any such delay period and of the termination thereof will be promptly delivered by the Company to each Holder and shall be maintained in confidence by each such Holder.

         7.3 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.1 or 7.2 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement as soon as practicable, but in any event within 90 days after receipt of any demand therefor, shall use its best efforts to have such registration statement declared effective at the earliest possible time and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested; provided, however, that the Company shall not be obligated to effect such registration under the Securities Act except in accordance with the following provisions:

                 (i) the Company shall not be obligated to use its best efforts to file and cause to become effective any registration statement for a period of up to 90 days if at the time of such request any other registration statement pursuant to which shares of Common Stock of the Company are to be or were sold has been filed with the Commission and not withdrawn or has been declared effective within the prior 60 days; and

                 (ii) the Company may delay the filing or effectiveness of the registration statement for a period of up to 120 days after the date of a request for registration if at the time of such request the Company is engaged in a firm commitment underwritten public offering of Common Stock in which the Holders may include their Warrant Securities pursuant to Section 7.1 hereof.

         (b) The Company shall pay all costs, fees and expenses in connection with all registration statements filed pursuant to Sections 7.1 and 7.2(a) hereof (excluding fees and expenses of Holders' counsel and accountants, any underwriting or selling commissions and any transfer taxes). If the Company shall fail to comply with the provisions of Section 7.3(a) hereof the Company shall, in addition to any other equitable or other relief available to such Holders, and be liable for any or all incidental, special and consequential damages sustained by such Holders and if such failure to comply occurred during the twelve month period immediately preceding the expiration of the Exercise Period, extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure.

         (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (d) The Company shall furnish without charge to each Holder of Warrant Securities, promptly after filing thereof with the Commission, at least one copy of the registration statement filed pursuant to Section 7.1 or 7.2 (a "Registration Statement") and each amendment thereto or each amendment or supplement to the prospectus included therein (the "Prospectus") including all financial statements and schedules, documents incorporated by reference therein and if the Holder so requests in writing, all exhibits thereto.

         (e) The Company shall take such action as may be reasonably necessary so that (i) the Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement or amendment thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto (in either case, other than with respect to written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading and (iii) the Prospectus and any supplement thereto (in either case, other than with respect to such information from Holders), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) The Company shall promptly advise the Holders of Warrant Securities registered under the Registration Statement (which advice pursuant to clauses (ii) - (iv) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and, if requested by such persons, shall confirm such advice in writing:

                 (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                 (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

                 (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension by any state securities commission of the qualification of the Warrant Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                 (iv) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         (g) If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Warrant Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (h) The Company shall, during the period the Company is obligated to maintain the effectiveness of a Registration Statement under Section 7.2 hereof, deliver to each Holder of Warrant Securities included under the Registration Statement, without charge, such reasonable number of copies of the Prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such Holder may reasonably request to facilitate the public sale or other disposition of the Warrant Securities by the selling Holder.

         (i) The Company shall cooperate with the Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Warrant Securities to be sold under the Registration Statement, free of any restrictive legends and in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request in connection with the sales of Warrant Securities pursuant to the Registration Statement.

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         (j)     Upon the occurrence of any event contemplated by Section
7(e)(ii) - (iv) hereof, the Company shall file (and use its reasonable best efforts to have declared effective as soon as possible) a post-effective amendment to the Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to the purchasers of Warrant Securities registered under the Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each Holder of Warrant Securities registered under the Registration Statement agrees by acquisition of such Warrant Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 7(e)(ii) - (iv) hereof, such Holder will forthwith discontinue disposition of Warrant Securities pursuant to the Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by this Section 7(j), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Warrant Securities current at the time of receipt of such notice.

         (k) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (l) The Company shall permit the inclusion of securities other than Warrant Securities in any Registration Statement filed pursuant to Section 7.2(a) unless the managing underwriter advises the Holders in writing that the inclusion of all securities proposed to be included in such registration statement which are held by other holders would interfere with the successful marketing of the Warrant Securities proposed to be registered by the Holders, then the securities to be included in such registration shall be included in the following order:

                 (a) first, the Warrant Securities proposed to be included in such registration by the Holders; and

                 (b) second, the Company and holders of Common Stock entitled to be included in such registration statement (pro rata among the Company and holders requesting such registration based upon the number of shares of Common Stock requested by the Company each such holder to be registered).

         (m) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) if and to the extent permitted by Statement of Auditing Standards No. 72, a "cold comfort" letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

         (n) The Company shall as soon as practicable after the effective date of the Registration Statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

         (o) The Company shall deliver promptly to each Holder participating in the offering upon request, and to the managing underwriters, if any, copies of all correspondence between the Commission and the

Company, its counsel or auditors and all non-privileged memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and shall permit each Holder and such underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any Holder or underwriter shall reasonably request.

         (p) With respect to the registration of Warrant Securities pursuant to Section 7.2 to be sold to an underwriter for reoffering to the public, the Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting, which may include the Underwriters. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company except as they may relate to such Holders and their intended methods of distribution and shall not be requested by the Company to provide indemnification except as provided in Section 7.3(e) hereof.

         (q) In addition to Warrant Securities, and except as otherwise provided in Section 7(g) hereof, upon the written request therefor by any Holders, the Company shall include in the registration statement any other securities of the Company held by such Holders as of the date of filing of such registration statement, including without limitation restricted shares of Common Stock, options, warrants or securities convertible into shares of Common Stock and shall not be requested by the Company to provide indemnification except as provided in Section 7.3(s) hereof.

         (r) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants and/or Warrant Securities shall mean the Holders of Warrants and/or Warrant Securities who, assuming the immediate exercise of all of the outstanding Warrants for Common Stock, would hold in excess of fifty percent (50%) of the Common Stock then issued or issuable pursuant to Warrants that (i) are not held by the Company, an affiliate or officer thereof or any of their respective affiliates, members of their family or persons acting as their nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Securities Act.

         (s)     Indemnification and Contribution.

         (1) The Company agrees to indemnify and hold harmless each Holder (for purposes of this Section 7(s), "Holder" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls any Holder ("controlling person") within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which such Holder or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary Prospectus or Prospectus (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary Prospectus or Prospectus, in the light of the circumstances under which they were made), not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any preliminary Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein and provided, further, that the Company shall not be liable to any such Holder under the indemnity agreement in this subsection (1) (i) with respect to any preliminary Prospectus or Prospectus (if such Prospectus has then been amended or supplemented) to the extent that any such loss, liability, claim, damage or expense of such Holder arises out of a sale of Warrant Securities by such Holder to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) if the Company has previously furnished copies thereof to such Holder a reasonable time in advance and the loss, liability, claim, damage or expense of such Holder results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary Prospectus (or the Prospectus) which was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by such Holder that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of such Holder. The indemnity agreement in this subsection (1) shall be in addition to any liability which the Company may have at common law or otherwise.

         The Company also agrees to indemnify or contribute to losses of any underwriters of Warrant Securities registered under the Registration Statement, their officers and directors and each person, if any, who controls any such underwriter (within the meaning of the Act) on substantially the same basis as that of the indemnification of the Holders provided in this Section 7(s)(1) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 7(p) hereof.

         (2) Each Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each other person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to statements or omissions, if any, made in conformity with information relating to such Holder furnished in writing by such Holder specifically for use in the Registration Statement in the Registration Statement, or any preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of net proceeds received by such Holder from the sale of Warrant Securities pursuant to the Registration Statement.

         (3)     Promptly after receipt by an indemnified party under this
Section 7(s) of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7(s), notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 7(s)(1) or (2) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, after consultation with counsel to such indemnified party or parties, that a conflict of interest exists which makes representation by counsel chosen by the indemnifying party not advisable (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7(s) to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

         (4) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7(s), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7(s) provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) in such proportion as is appropriate to reflect the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by a Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (4) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (4), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Warrant Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(s), each person, if any, who controls the Company within the meaning of the Securities Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (4). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection
(4), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (4), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         (t) Notwithstanding the foregoing provisions of this Section 7.3, no registration rights shall be extended pursuant to this Section 7 with respect to any Warrant Securities (i) which have been sold pursuant to and in accordance with an effective Registration Statement, (ii) sold in accordance with Rule 144 under the Securities Act or (iii) eligible for sale under Rule 144(k) under the Securities Act.

         8.  Adjustments to Exercise Price and Number of Securities.

         8.1     Adjustments.

         (a) In the event that the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be forthwith proportionately decreased in the case of a subdivision or increased in the case of a combination. An adjustment made pursuant to this Section 8.1(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the date of such subdivision or combination, as the case may be.

         (b) In the event that the Company shall (i) issue or distribute (for no consideration or at a price per share less than the Current Market Price (as defined below) per share on the date of such issuance or distribution) shares of any class of capital stock of the Company (such shares being hereafter referred to as "Capital Stock") generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in Section 8.1(a)) or (ii) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution, then, in each such case, at the earliest of (A) the date the Company enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to such earliest date by:

         (x) if such Capital Stock is Common Stock, a fraction the numerator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Company either (A) in connection with such issuance or distribution or
         (B) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "Aggregate Consideration"), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

         (y) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the difference between (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued and (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Company for such rights, warrants, options or convertible or exchangeable securities (including upon exercise thereof.) If any right, warrant, option or convertible or exchangeable securities, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section 8.1(b), shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed to the Exercise Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Exercise Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security, then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities.

         Notwithstanding anything contained in this Agreement to the contrary, options, rights or warrants issued or distributed by the Company, including options, rights or warrants distributed prior to the date of this Agreement, to holders of Common Stock generally which, until the occurrence of a specified event or events (a "Trigger Event"), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this Section 8.1 (and no adjustment to the Exercise Price under this Section 8.1 will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such options, rights or warrants shall continue to be deemed not to have been issued or distributed for purposes of this Section 8.1 (and no adjustment to the Conversion Price under this Section 8.1 will be required) if and for so long as each Holder who thereafter exercises such Holder's Warrants shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such conversion, a number of such options, rights or warrants, as the case may be, equal to the number of options, rights or warrants to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of such Holder's Warrants is entitled to receive at the time of such exercise in accordance with the terms and provisions of and applicable to such options, rights or warrants. Upon the expiration of any such options, rights or warrants or at such time, if any, as a Holder is not entitled to receive such options, rights or warrants upon exercise of such Holder's Warrants, an adjustment (if any is required) to the Conversion Price shall be made in accordance with this Section 8.1 with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph. If any such option, right or warrant, including any such options, rights or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidences of indebtedness, cash, properties or other assets or different amounts thereof, then, subject to the preceding provisions of this paragraph, the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new options, rights or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Section 8.3) an adjustment to the Exercise Price under this Section 8.1 and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Exercise Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may be, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

         (c) If the Company shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, properties or rights (including, without limitation, evidences of indebtedness of the Company, any subsidiary or any other person or entity, cash or Capital Stock or other securities of the Company, any subsidiary or any other person or entity, but excluding payments and distributions as described in Section 8.1(a) or 8.1(b), dividends and distributions in connection with the liquidation, dissolution or winding up of the Company in its entirety and distributions consisting solely of cash described in Section 8.1(d)), then in each such case the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share on such record date of the assets, properties or rights so paid or distributed and the denominator shall be the Current Market Price per share of Common Stock on such record date. For purposes of this Section 8.1(c), such Fair Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, properties or rights to paid or distributed divided by the number of shares of Common Stock outstanding on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (d) If the Company shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Company in its entirety), generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where
(x) the sum of (i) the aggregate amount of such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholders entitled to receive such distribution with respect to which no adjustment has been made to the Exercise Price pursuant to this Section 8.1(d) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Exercise Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Exercise Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such Holder would have received had such Holder's Warrants been exercised immediately prior to such record date. In no event shall the Exercise Price be increased pursuant to this
Section 8.1(d); provided, however, that if such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such distribution had not been declared. For purposes of this paragraph of this Section 8.1(d), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date.

         (e) Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 8.1, as it in its discretion shall determine to be advisable.

         (f) For purposes of this Agreement, "Current Market Price" means, when used with respect to any security as of any date, the last sale price, regular way, of such security as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices, regular way, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the NASD Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by a New York Stock Exchange member firm selected by the Company. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof.

         (g) For purposes of this Agreement, "Fair Market Value" means, at any date as to any asset, property or right (including without limitation, capital stock or any person, evidences of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that, if there is a Current Market Price for such item on such date, "Fair Market Value" means such Current Market Price (without giving effect to the last sentence of the definition thereof).

         8.2     Merger or Consolidation.   In the event of (i) any
reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any Subsidiary) or change of outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder upon surrender of the Warrant Certificate held by such Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon full exercise of such Warrant, the kind and amount of shares of stock and/or other securities and/or property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 8. The above provision of this subsection shall similarly apply to successive events of the type described in this Section 8.2.

         8.3 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than two cents ($0.02) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($0.02) per Warrant Security.

         8.4 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 8.1(a) or (b), the number of shares of Common Stock issuable upon exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.5 Certificate of Adjustment. After each adjustment of the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price, as so adjusted; (ii) the amount of Warrant Securities purchasable upon exercise of each Warrant after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its records and cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his or her last address as it shall appear on the registry books of the Company.

         8.6 Validity of Warrant Certificate. Irrespective of any adjustments or changes in the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants, Warrant Certificates theretofore and thereafter issued shall continue to express the Exercise Price per share and the amount of Warrant Securities purchasable thereunder as of the date such Warrant Certificates were originally issued; provided, the Holders shall be entitled to exercise Warrants represented by such Warrant Certificates after giving effect to each such adjustment and change, and such Warrant Certificate shall be deemed to incorporate each such adjustment and change as if new Warrant Certificates reflecting each such adjustment and change had been issued to the Holders.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants to purchase Common Stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, property or rights as shall be issuable upon exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issued by the Company upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any security holder of the Company. As long as the Warrants shall be outstanding, the Company shall use its reasonable best efforts to cause the Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted on the Nasdaq Stock Market if the Common Stock issued to the public is so quoted.

         12. Notices to Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to receive dividends or to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                 (a) the Company shall set a record date for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                 (b) the Company shall offer to all the holders of shares of Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                 (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event to each Holder at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or offer, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with any of the events described in this Section 12.

         13.     Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                 (a) If to a Holder, to the address of such Holder as shown on the books of the Company; or

                 (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and the Underwriters may from time to time supplement or amend this Agreement without the approval of any Holders (other than the Underwriters) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Initial Purchaser may deem necessary or desirable and which the Company and the Underwriters deem shall not adversely affect the interests of the Holders in any material respect.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business on April __, 2004. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on April __, 2009.

         17. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, the Underwriters and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriters and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon any of the Company, the Underwriters and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriters and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof. Except as set forth in Section 14 hereof, this Agreement may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only, and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person, corporation or entity other than the Company and the Underwriters and any other Holders of Warrants and/or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriters and any other Holders of Warrants and/or Warrant Securities.

         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[SEAL]                                  WESTBRIDGE CAPITAL CORP.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

Attest:


---------------------------------
Name:
Title:


                                        FORUM CAPITAL MARKETS L. P.
                                        RAYMOND JAMES & ASSOCIATES, INC.

                                        By: Forum Capital Markets L.P.



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A



                         [FORM OF WARRANT CERTIFICATE]


THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                 EXERCISABLE ON AND AFTER APRIL __, 1998 UNTIL
                    5:30 P.M., NEW YORK TIME, APRIL __, 2002

No. W-                                                           ______ Warrants



                              WARRANT CERTIFICATE

         This Warrant Certificate certifies that ____________________________, or registered assigns, is the registered holder of _____________ Warrants to purchase initially, at any time from April __, 1998 until 5:30 p.m. New York time on April __, 2002 (the "Expiration Date"), up to __________ fully-paid and non-assessable shares of Common Stock, par value $.10 per share (the "Common Stock"), of WESTBRIDGE CAPITAL CORP. (the "Company"), at the initial exercise price, subject to adjustment in certain events (as adjusted, the "Exercise Price"), of $_____ per share upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price, at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of April __, 1997 by and among the Company, Forum Capital Markets L.P. and Raymond James & Associates, Inc. (the "Warrant Agreement"). Payment of the aggregate Exercise Price, shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate.

         No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the amount the type and/or number of the Company's securities issuable hereunder may, subject to certain conditions, be adjusted. Subject to Section 8.6 of the Warrant Agreement, in such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the permitted transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of                        , 1997
            -----------------------

                                        WESTBRIDGE CAPITAL CORP.



[SEAL]                                  By:
                                           ------------------------------------
                                           Name:
                                           Title:


Attest:


------------------------------
Name:
Title:

                                                                         ANNEX A
                                                          TO WARRANT CERTIFICATE

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________________________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Westbridge Capital Corp. in the amount of $_______________________________________________, all in accordance with the terms of Section 3 of the Underwriters' Warrant Agreement dated as of April __, 1997 by and among Westbridge Capital Corp., Forum Capital Markets L.P and Raymond James & Associates, Inc. The undersigned requests that a certificate for such securities be registered in the name of __________________ ______________________________________ whose address is _______________________
_______________________________________________________________________________
and that such certificate be delivered to ______________________ whose address is ___________________________________________________________________________.

Dated:
       -----------------------

                                        Signature
                                                 ------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)



                                        ---------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)

                                                                         ANNEX B
                                                          TO WARRANT CERTIFICATE



             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________________ shares of Common Stock all in accordance with the terms of Section 3.2 of the Underwriters' Warrant Agreement dated as of April __, 1997 by and among Westbridge Capital Corp., Forum Capital Markets L.P. and Raymond James & Associates, Inc. The undersigned requests that a certificate for such securities be registered in the name of __________________________________
whose address is _______________________________________________________ and
that such certificate be delivered to ____________________________ whose address is _______________________________________________________________.


Dated:


                                        Signature
                                                 ------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)



                                        ---------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)

                                                                         ANNEX C
                                                          TO WARRANT CERTIFICATE

                              [FORM OF ASSIGNMENT]



            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ____________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                (Please print name and address of transferee)

the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
___________________________ Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:
       -----------------------

                                        Signature
                                                 ------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)



                                        ---------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)